As filed with the Securities and Exchange Commission on January 7, 1999.
                        Registration No. 333-____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            CHECKPOINT SYSTEMS, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


         Pennsylvania                              22-1895850
    ------------------------           ------------------------------------
    (State of Incorporation)           (I.R.S. Employer Identification No.)


                   101 Wolf Drive, Thorofare, New Jersey 08086
                   -------------------------------------------
                    (Address of Principal Executives Offices)


         COMPENSATION OPTION AGREEMENTS BETWEEN CHECKPOINT SYSTEMS, INC AND GERALD L. WOLKEN DATED AS OF JANUARY 1, 1995 AND OCTOBER 8, 1996

          COMPENSATION OPTION AGREEMENT BETWEEN CHECKPOINT SYSTEMS, INC
               AND LEWIS C. SHEALY, JR. DATED AS OF APRIL 28, 1998

          COMPENSATION OPTION AGREEMENT BETWEEN CHECKPOINT SYSTEMS, INC
               AND ERNEST G. LOCKER, JR. DATED AS OF JUNE 11, 1998
      --------------------------------------------------------------------
                            (Full title of the plans)


                          Kevin P. Dowd, President and
                             Chief Executive Officer
                            Checkpoint Systems, Inc.
                                 101 Wolf Drive
                                  P.O. Box 188
                               Thorofare, NJ 08086
                                 (609) 848-1800
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                    -----------------------------------------

                                   Copies to:
                            William R. Sasso, Esquire
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                           Philadelphia, PA 19103-7098
                                 (215) 564-8045


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

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                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum     Proposed maximum
                                          Amount to be      offering price     aggregate offering        Amount of
Title of securities to be registered      Registered(1)      per Share(2)           price(4)          registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value per share      40,000(3)        $ 9.8125(3)            $914,423               $255
                                            10,000           $26.50
                                             8,000           $17.9063
                                             7,500           $15.1563
----------------------------------------------------------------------------------------------------------------------

(1) Such additional, indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Compensation Option Agreements by and between Checkpoint Systems, Inc. ("Registrant") and Gerald L. Wolken dated as of January 1, 1995 (40,000 shares) and October 8, 1996 (10,000 shares), the Compensation Option Agreement by and between the Registrant and Lewis C. Shealy, Jr. dated as of April 28, 1998 (8,000 shares) and the Compensation Option Agreement by and between the Registrant and Ernest G. Locker, Jr. dated as of June 11, 1998 (7,500 shares) (collectively, the "Option Agreements") are hereby registered.

(2) Pursuant to Rule 457(h)(1), for shares issuable under presently outstanding options granted under the Option Agreements, the price at which such options may be exercised has been used to determine the registration fee.

(3) The Compensation Option Agreement with Gerald Wolken, dated January 1, 1995, was granted prior to the Registrant's two-for-one stock split (the "Stock Split") which was approved by the Board of Directors of the Registrant on January 4, 1996. The number of shares registered herein and the respective option price per share represent the terms of such Compensation Option Agreement following the Stock Split.

(4)  Estimated solely for the purpose of determining the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The documents listed below, previously filed by Checkpoint Systems, Inc. (the "Registrant") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), are hereby incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997;

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year covered by the Registrant's annual report referred to in paragraph (a) above; and

        (c) The description of the Registrant's common stock, $.10 par value per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 8, 1993, including any amendment or report filed by the Registrant for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 7.2 of the Registrant's By-laws permits the indemnification of officers and directors under certain circumstances to the fullest extent that such indemnification may be permitted by law.

        Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the Commonwealth of Pennsylvania (Section 1741 through 1750), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

        The Registrant also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Registrant against certain losses arising from claims made, and for which the

Registrant has not provided reimbursement, by reason of their being directors and officers of the Registrant or its subsidiaries.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        For a list of all exhibits filed or included as part of this Registration Statement, see "Exhibit Index" filed on page 6 filed herewith.

Item 9. Undertakings.

        (a) The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (1)(ii) hereof shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thorofare, State of New Jersey, on the 30th day of December, 1998.

                                      CHECKPOINT SYSTEMS, INC.

                                      By: /s/ Kevin P. Dowd
                                          -------------------------------------
                                          Kevin P. Dowd
                                          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin P. Dowd and Jeffrey A. Reinhold and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                                     Title                           Date
---------                                     -----                           ----
/s/ Kevin P. Dowd                President, Chief Executive Officer       December 30, 1998
-------------------------        and Director
Kevin P. Dowd                    (Principal Executive Officer)


/s/ Jeffrey A. Reinhold          Vice President - Finance,                December 30, 1998
-------------------------        Chief Financial Officer and Treasurer
Jeffrey A. Reinhold


/s/ W. Craig Burns               Vice President - Corporate               December 30, 1998
-------------------------        Controller and Chief Accounting
W. Craig Burns                   Officer


/s/ Robert O. Aders              Director                                 December 30, 1998
-------------------------
Robert O. Aders


/s/ Roger D. Blackwell           Director                                 December 30, 1998
-------------------------
Roger D. Blackwell


/s/ Richard J. Censits           Director                                 December 30, 1998
-------------------------
Richard J. Censits

/s/ David W. Clark, Jr.          Director                                 December 30, 1998
-------------------------
David W. Clark, Jr.


/s/ Alan R. Hirsig               Director                                 December 30, 1998
-------------------------
Alan R. Hirsig


/s/ William P. Lyons, Jr.        Director                                 December 30, 1998
-------------------------
William P. Lyons, Jr


/s/ Elisa Margaona               Director                                 December 30, 1998
-------------------------
Elisa Margaona


/s/ Raymond R. Martino           Director                                 December 30, 1998
-------------------------
Raymond R. Martino


/s/ Albert E. Wolf               Director                                 December 30, 1998
-------------------------
Albert E. Wolf


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

                                      EXHIBIT INDEX

Exhibit Number     Description                                                  Location
--------------     -----------                                                  --------
     4.1           Compensation Option Agreement by and between Registrant      Filed herewith.
                   and Gerald L. Wolken dated as of January 1, 1995.

     4.2           Compensation Option Agreement by and between Registrant      Filed herewith.
                   and Gerald L. Wolken dated as of October 8, 1996.

     4.3           Compensation Option Agreement by and between Registrant      Filed herewith.
                   and Lewis C. Shealy, Jr. dated as of April 28, 1998.

     4.4           Compensation Option Agreement by and between Registrant      Filed herewith.
                   and Ernest G. Locker, Jr. dated as of June 11, 1998.

     4.5           Form of Stock Certificate for Common Stock.                  Incorporated by reference
                                                                                from Registrant's Registration
                                                                                Statement on Form 8-A filed on
                                                                                October 8, 1993.

     5.1           Opinion of Stradley, Ronon, Stevens Young, LLP.              Filed herewith.

    23.1           Consent of Stradley, Ronon, Stevens & Young, LLP.            Contained in Exhibit 5.1.

    23.2           Consent of PricewaterhouseCoopers , LLP.                     Filed herewith.

    24.1           Power of Attorney.                                           Included on signature page.